Exhibit 4.12

FIRST AMENDMENT TO AMENDED AND RESTATED
LICENSE AND SERVICES AGREEMENT

This amendment to the Amended and Restated License and Services Agreement (this “First Amendment”) is entered into as of August 26, 2016 by and between IMLeagues LLC (“IML”) and MOKO Social Media Limited (“MOKO”).

Whereas, IML and MOKO are parties to an Amended and Restated License and Services Agreement dated January 26, 2015 (the “Agreement”) and desire to enter into this First Amendment to reflect their mutual agreement to modify the Agreement as follows;

Now therefore, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	The Agreement shall be amended such that the remaining bonus payments (for Year 3) to be made by MOKO to IML pursuant to Schedule 1, Item 6, the Renewal Fee to be paid by MOKO to IML for the calendar year 2017 pursuant to Schedule 1, Item 7, and any monthly fees shall be due and payable as follows:

(a)	By no later than October 1, 2016, the parties will conclusively determine (i) the number of College IML Users for which IML is owed a Year 3 College IML Team Bonus pursuant to Schedule 1, Item 6(a) and (ii) the number Colleges for which IML is owed a Year 3 College Fitness Program Bonus pursuant to Schedule 1, Item 6(b).

(b)	Within 48 hours of the execution of this First Amendment by both parties, MOKO will pay IML [********], which amount includes (i) the [********] retainer due to IML for September pursuant to Schedule 1, Item 3(a) and (ii) an advance of [********] of the Year 3 bonus monies owed to IML pursuant to Schedule 1, Item 6.

(c)	On October 1, 2016, MOKO will pay IML, [********], which amount includes (i) the [********] retainer due to IML for October pursuant to Schedule 1, Item 3(a) and (ii) an advance of [********] of the Year 3 bonus monies owed to IML pursuant to Schedule 1, Item 6.

(d)	On November 1, 2016 MOKO will pay IML [********], which amount includes (i) the [********] retainer due to IML for November pursuant to Schedule 1, Item 3(a) and (ii) an advance of [********] of the Year 3 bonus monies owed to IML pursuant to Schedule 1, Item 6.

(e)	If MOKO fails to make any of the payments due and owing pursuant to subsections 1(b), 1(c) and 1(d) above within seven (7) days of the date on which such payment is due, the payment obligations shall remain as currently set forth on Schedule 1 to the January 26, 2015 Agreement, and MOKO shall pay the Renewal Fee (as set forth in Schedule 1, Item 7) on or before December 1, 2016.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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(f)	If, and only if, MOKO satisfies the conditions set in Sections 1(b), 1(c) and 1(d) above, IML agrees that MOKO may pay the balance of the bonuses due pursuant to Schedule 1, Item 6 for Year 3, the Renewal Fee for 2017 due pursuant to Schedule 1, Item 7 and the monthly retainers pursuant to the following payment schedule:

Payment Date	Amount of Payment
December 1, 2016	[********] (of which [********] is the monthly retainer payment for December and the remainder will be applied first to the payment of the Year 3 bonuses and then to the Renewal Fee)
January 1, 2017	[********] (of which [********] is a monthly payment for January and the remainder will be applied first to the payment of the Year 3 bonuses and then to the Renewal Fee)
February 1, 2017	[********] (of which [********] is a monthly payment for February and the remainder will be applied first to the payment of Year 3 bonuses and then to the Renewal Fee)
March 1, 2017	[********] (of which [********] is a monthly payment for March and the remainder will be applied first to any remaining payment of Year 3 bonuses (if any) and then to the Renewal Fee)
April 1, 2017	Amount equal to (x) [********], plus the total amount of the bonuses due pursuant to Schedule 1, Item 6, plus [********] minus (y) [********]

(g)	If MOKO fails to make the December 1, 2016 or January 1, 2017 payments within seven (7) days of the date such payment is due, IML may, without notice or demand, declare all unpaid amounts owed under the Agreement, as amended by this First Amendment, immediately due and payable. If MOKO fails to make the February 1, 2017, March 1, 2017, or April 1, 2017 payments on or before the date such payment is due, IML may, without notice or demand, declare all unpaid amounts owed under the Agreement as amended by this First Amendment immediately due and payable.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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(h)	For the avoidance of doubt, the parties agree that payments due and owing pursuant to this Section 1 are subject only to the cure periods (if any) set forth in this Section 1, and the cure periods set forth in Section 10 of the Agreement shall not apply to the payments to be made pursuant to this Section 1.

2.	Section 2.4.1 of the Agreement shall be amended and restated as follows:

2.4.1.	Subject to Section 2.4.2 below, this Agreement shall automatically renew for additional one (1) year terms (which shall start January 1 and end December 31) (each, a Renewal Term) unless MOKO provides IML written notice of MOKO’s intention not to renew at least 120 days before the expiration of a Renewal Term (the Renewal Notice Date); provided, however, that in order for the Agreement to renew as described herein, MOKO must (i) not be in material breach of the Agreement, and (ii) pay to IML for each Renewal Term the greater of (A) the Renewal Fee for such year as provided in Schedule 1 Item 7 (the Renewal Fee), or (B) a [********] percent ([********] %) share of the Net Revenue earned by REC*IT during such Renewal Term (the Revenue Share). For purposes of this Agreement, Net Revenue means the net Revenue of REC*IT related to College Activities as determined in accordance with U.S. Generally Accepted Accounting Principals. If MOKO chooses to renew, then MOKO shall pay the Renewal Fee to IML thirty (30) days in advance of such Renewal Term. If, at the conclusion of such Renewal Term, the Revenue Share exceeds the Renewal Fee, then MOKO shall pay to IML the difference between the Revenue Share and the Renewal Fee within thirty (30) days of the end of that Renewal Term. MOKO will provide to IML a Net Revenue report with each Revenue Share payment.

3.	Section 10.1.1 of the Agreement shall be amended and restated as follows:

10.1.1	immediately upon the provision of written notice to the other Party if said Party is in material breach of any of its non-payment obligations under this Agreement which is not remediable, or if remediable, it has failed to remedy within thirty (30) Business Days of written notice requiring it to do so (a “Termination for Breach”).

4.	A new Section 10.1.3 shall be added to the Agreement, as follows:

10.1.3	immediately upon the provision of written notice to the other party if said party has breached any of its payment obligations (following any applicable cure period) under this Agreement, including any Amendments hereto (also a Termination for Breach).

5.	Payment shall be deemed to have been made on the date that MOKO initiates a wire transfer for such payment. All references to currency, monetary values and dollars set forth herein or in the Agreement shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

6.	The capitalized terms used in this First Amendment shall have the meaning set forth in the Agreement unless specifically defined in this First Amendment.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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7.	This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

8.	Except as hereby amended, the Agreement remains in full force and effect. From and after the date hereof, any reference to the Agreement shall refer to the Agreement as amended hereby. If there is any conflict between the provisions of the Agreement and this First Amendment, the provisions of this First Amendment shall control.

[signatures on next page]

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*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date written above.

EXECUTED by

IMLEAGUES, LLC

/s/ Douglas Myers

Douglas Myers
Name (Please Print)

Co-Founder
Title (Please Print)

EXECUTED by

MOKO SOCIAL MEDIA LIMITED

/s/ Shripal Shah

Shripal Shah
Name (Please Print)

CEO & Managing Director

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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